Exhibit 99

                              Press Release

                                  Dated

                            September 10, 2002





















                              PRESS RELEASE



Today's date: September 10, 2002        Contact: Bill W. Taylor
Release date: Immediately               Exec. Vice President, C.F.O.
                                        903-586-9861



             JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION
                             OF CASH DIVIDEND
                          (NASDAQ SYMBOL - JXVL)

     Jacksonville Bancorp, Inc. announced that its Board of Directors, at their meeting on September 10, 2002, declared a cash dividend of $0.125 per share of common stock of Jacksonville Bancorp, Inc. payable on October 11, 2002, to stockholders of record at close of business on September 30, 2002.

     Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings Bank, SSB that conducts business through eight branches throughout East Texas, in addition to its home office operations in Jacksonville, Texas.

     As of June 30, 2002 Jacksonville Bancorp, Inc. had a consolidated financial statement reflecting assets of $407.8 million, liabilities and deferred income of $370.0 million and stockholder's equity of $37.8 million.